Exhibit 99.6

CLIFFORD CHANCE WONG	CLIFFORD CHANCE WONG PTE LTD

EXECUTION VERSION

DATED      Feburary 2008

ORIENTAL PROSPECT PTE. LTD.
as Chargor

in favour of

CHINA DEVELOPMENT BANK
as Security Agent

SHARE CHARGE OVER SPV2

THIS DEED is made on

BY

(1)         ORIENTAL PROSPECT PTE. LTD., a company incorporated in Singapore with company registration number 200801581H (the “Chargor”);

IN FAVOUR OF:

(2)         CHINA DEVELOPMENT BANK as security agent for the Secured Parties on the terms and conditions set out in the Intercreditor Agreement (the “Security Agent” which expression shall include any person for the time being appointed as security agent or as an additional security agent for the purpose of and in accordance with the Intercreditor Agreement).

RECITALS:

(A)        The Board of Directors of the Chargor is satisfied that entering into this Deed is for the purposes and to the benefit of the Chargor and its purchasers.

(B)         The Security Agent holds the benefit of this Deed on trust for the Secured Parties on the terms of the Finance Documents.

IT IS AGREED as follows.

1.           DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Deed:

“Acceleration Event” means the giving of notice pursuant to clauses 20.15(b) or (c) (Acceleration) (and demand has subsequently been made) of the First Ranking Facility Agreement or pursuant to clauses 20.15(b) or (c) (Acceleration) (and demand has subsequently been made) of the Second Ranking Facility Agreement.

“Act” means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

“Charged Portfolio” means the Shares and the Related Assets.

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by this Deed or by law.

“Company” means Shining Prospect Pte. Ltd. (Singapore company registration no. 200801638R).

“Facility Agreements” means the First Ranking Facility Agreement and the Second Ranking Facility Agreement (each a “Facility Agreement”).

“Finance Document” has the same meaning as in the Intercreditor Agreement.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date hereof of this deed between inter alia the Company, Oriental Prospect Pte. Ltd. as the borrower under the second ranking facility agreement, the Security Agent, China Development Bank as the first ranking agent and China Development Bank as the second ranking agent.

“Party” means a party to this Deed.

“Related Assets” means all dividends, distributions, interest and other monies at any time payable at any time in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of allotment, accretion, redemption, bonus, preference, option, rights, substitution, conversion or otherwise) held by, to the order or on behalf of the Chargor at any time.

“Secured Obligations” has the same meaning as the Intercreditor Agreement.

“Secured Parties” has the same meaning as the Intercreditor Agreement.

“Security” means the security created under or pursuant to or evidenced by this Deed.

“Shares” means all of the shares in the share capital of the Company held by, to the order or on behalf of the Chargor at any time.

1.2         Terms defined in other Finance Documents

Unless defined in this Deed or the context otherwise requires, a term defined in the Intercreditor Agreement and in other Finance Documents has the same meaning in this Deed or any notice given under or in connection with this Deed, as if all references in such defined terms to the Facility Agreements or other Finance Document were a reference to this Deed or such notice.

1.3         Construction

Clause 1.2 (Construction) of the Intercreditor Agreement will apply as if incorporated in this Deed or in any notice given under or in connection with this Deed, as if all references in such Clauses to the Intercreditor Agreement were a reference to this Deed or such notice.

1.4         Third Party Rights

Save for the Secured Parties, any Receiver, joint receiver, any attorney of the Security Agent, any person appointed by the Security Agent’s attorneys, any nominee or delegate if the Security Agent or any attorney of the Receiver referred to in this Debenture or unless expressly provided to the contrary, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy any term of this Deed. Notwithstanding the foregoing, the consent of any third party is not required for any rescission, variation (including any release or compromise of any liability under) or termination of this Deed.

2.           COVENANT TO PAY AND CHARGE

2.1         Covenant to Pay

The Chargor covenants with the Security Agent to discharge each of the Secured Obligations on its due date (subject to any applicable grace periods) in accordance with the terms of the Finance Documents.

2.2         Charge

The Chargor charges the Charged Portfolio, as legal and beneficial owner and by way of first fixed charge in favour of the Security Agent, and assigns and agrees to assign absolutely to the Security Agent all its present and future rights, title and interest in and to the Charged Portfolio, in each case for the payment, discharge and satisfaction of the Secured Obligations.

3.           DEPOSIT OF CERTIFICATES, RELATED RIGHTS AND RELEASE

3.1         Deposit of certificates and other necessary action

The Chargor will promptly and in any event within 15 Business Days of the execution of this Deed (or upon coming into possession of the Chargor at any time):

(a)             (in the case of Shares which are represented by share certificates) deposit (or procure there to be deposited) with the Security Agent all certificates and other documents of title to the Shares, and share or stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares; and

(b)            (in the case of Shares which are not represented by share certificates) deliver or cause to be delivered to the Security Agent or any other person as the Security Agent may specify, all such documents, notices or instruments duly executed by the Chargor and/or the relevant person or persons as may be required or deemed necessary by the Security Agent to grant or create in favour of the Security Agent or its nominees a first-priority security interest by way of a charge in such Shares in accordance with any law as may be applicable to such Shares.

3.2         Related Assets

The Chargor shall, promptly and in any event, within 10 Business Days, upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, rights, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Security Agent of:

(a)             (in the case of Related Assets which are represented by share certificates) (i) all certificates and other documents of title representing those Related Assets and (ii) such share or stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Security Agent may request; and

(b)            (in the case Related Assets which are not represented by share certificates) all such documents, notices or instruments duly executed by the Chargor and/or the relevant person or persons as may be required or deemed necessary by the

Security Agent to grant or create in favour of the Security Agent or its nominees a first-priority security interest by way of a charge in the Related Assets in accordance with any law as may be applicable to such Shares.

3.3         Release

Upon:

(a)             the Secured Obligations being irrevocably paid or discharged in full, and the Security Agent and the Secured Parties having no further actual or contingent obligations to make advances or provide other financial accommodation to the Chargor or any other person under the Finance Documents; or

(b)            pursuant to any disposals permitted under the Finance Documents,

the Security Agent shall, at the request and cost of the Chargor release all the security granted by this Deed, subject to Clause 11.7 (Avoidance of Payments) without recourse to, and without any representations or warranties by, the Security Agent or any of its nominee(s).

4.           VOTING RIGHTS AND DIVIDENDS

4.1         Voting rights and dividends prior to an Acceleration Event

Prior to the occurrence of an Acceleration Event, the Chargor shall:

(a)             be entitled to all dividends, interest and other monies or distributions of an income nature arising from the Charged Portfolio; and

(b)            be entitled to exercise all voting rights in relation to the Charged Portfolio provided that the Chargor shall not exercise such voting rights in any manner which (other than as permitted under the Finance Documents) would result in, or otherwise permit or agree to, any:

(i)        variation of the rights attaching to or conferred by all or any part of the Charged Portfolio;

(ii)       increase in the issued share capital of any company whose shares are charged pursuant to this Deed;

(iii)      exercise, renunciation or assignment of any right to subscribe for any shares, stocks, warrants or other securities; or

(iv)      reconstruction, amalgamation, sale or other disposal of any company or any of the assets of any company (including the exchange, conversion or reissue of any shares or securities as a consequence thereof) whose shares are charged under this Deed, which adversely affects or prejudices the validity, enforceability or the value of, or the ability of the Security Agent to realise, the security created by this Deed or which would cause an Event of Default to occur.  The proceeds of any such action shall form part of the Charged Portfolio.

4.2         Voting rights and dividends after an Acceleration Event

Upon the occurrence of an Acceleration Event, the Security Agent may, at its discretion, (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

(a)             exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

(b)            apply all dividends, interest and other monies arising from the Charged Portfolio as though they were the proceeds of sale under this Deed;

(c)             transfer the Charged Portfolio into the name of the Security Agent or such nominee(s) of the Security Agent as it shall require; and

(d)            exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio, including all the powers given to trustees by sections 11(3), 11(4), 11(5) and 11(6) of the Trustees Act, Chapter 337 of Singapore in respect of securities or property subject to a trust, and the right, in relation to the Company, to concur or participate in:

(i)        the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

(ii)       the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

(iii)      the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

in each case in the manner and on the terms the Security Agent thinks fit.  The proceeds of any such action shall form part of the Charged Portfolio.

5.           FURTHER ASSURANCE

5.1         Covenant for Further Assurance

The Chargor will promptly at its own cost do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)) for the purpose of exercising the Collateral Rights or perfecting the Security created or intended to be created in respect of the Charged Portfolio (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, the Charged Portfolio) or for the exercise of the rights, powers and remedies of the Security Agent provided by or pursuant to this Deed or by law in each case in accordance with the rights vested in it under this Deed.

6.           CHARGOR’S REPRESENTATIONS AND WARRANTIES

6.1         Representations

The Chargor hereby makes the following representations and warranties to the Security Agent (for and on behalf of the Secured Parties) and acknowledges that the Secured Parties have relied upon those representations and warranties.

(a)             Legal Beneficial Owner

It is the sole and absolute legal and beneficial owner of all of its Charged Portfolio free from any Security (as defined in the Senior Secured Facility Agreement) (except as created by this Deed and save as otherwise expressly permitted hereunder).

(b)            No disposal

Save as otherwise expressly permitted/required by this Deed, it has not sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the benefit of all or any of its rights, title and interest in its Charged Portfolio or any part thereof.

(c)             Particulars of Share Capital

The particulars of the Shares as set out in Schedule 1 (Particulars of Shares) are accurate in all respects and the Shares constitute the entire issued share capital of the Company.

(d)            Repetition

The representations set out in this Clause 6.1 (Representations)  are deemed to be made by the Chargor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

6.2         Undertakings

(a)             Disposals and Negative pledge

The Chargor shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of the whole or any part of the Charged Portfolio and will not create or permit to subsist any security interest on any part of the Charged Portfolio or otherwise deal with any part of the Charged Portfolio, save as may be permitted under the Finance Documents.

(b)            Calls on Shares

The Chargor undertakes to pay all calls or other payments when due in respect of any part of the Charged Portfolio.  If the Chargor fails to make any such payment the Security Agent may make that payment on behalf of the Chargor and any sums so paid by the Security Agent shall be reimbursed by the Chargor on demand together with interest on those sums.  Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgment) in accordance with the provisions of the Senior Secured Facility Agreement.

(c)             Registration

The Chargor shall procure and shall do all things necessary to ensure that the details of the Charges created by this Deed (in form reasonably satisfactory to the Security Agent) are duly registered with the Accounting and Corporate Regulatory Authority in Singapore within 10 Business Days of the date of this Deed, and shall procure that all registration and stamping requirements necessary for the perfection of the security created under this Deed are effected within the applicable time frame.

7.           POWER OF ATTORNEY

7.1         Appointment and powers

The Chargor by way of security irrevocably appoints the Security Agent and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

(a)             carrying out any obligation imposed on the Chargor by this Deed or any other agreement binding on the Chargor to which the Security Agent is a party (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Portfolio); and

(b)            enabling the Security Agent to exercise, or delegate the exercise of, all or any of the Collateral Rights;

(c)             enabling any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law.

7.2         Exercise of the power of attorney

Until the occurrence of an Acceleration Event, the Security Agent agrees not to exercise the rights of power of attorney granted to it pursuant to Clause 7.1 (Appointment and powers).

7.3         Ratification

The Chargor hereby declares that such power of attorney has been given for valuable consideration and shall remain irrevocable for so long as any part of the Secured Obligations remains outstanding. The Chargor hereby ratifies and confirms and agrees to ratify and confirm all things done or purported to be done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers, authorities and discretions referred to in Clause 7.1 (Appointment and powers) above, in each case except for the gross negligence, wilful misconduct of the attorney or the attorney has acted in breach of any applicable law or the terms of the Finance Documents.

8.           SECURITY ENFORCEMENT

8.1         Time for Enforcement

On and at any time after the occurrence of an Acceleration Event or if the Chargor requests the Security Agent to exercise any of its powers under this Deed, the security created by or pursuant to this Deed is immediately enforceable and the Security Agent may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

(a)             secure and perfect its title to all or any part of the Charged Portfolio (including transferring the Charged Portfolio into the name of the Security Agent or its nominees);

(b)            enforce all or any part of the Security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold, sell, or otherwise dispose of all or any part of the Charged Portfolio (at the time, in the manner and on the terms it thinks fit); and

(c)             whether or not it has appointed a Receiver, exercise all or any of the powers, authorisations and discretions conferred by the Act (as varied or extended by this Deed, but free from the restrictions imposed by Section 25 thereof) on mortgagees and by this Deed on any Receiver or otherwise conferred by law on mortgagees or Receivers.

8.2         Power of sale

(a)             After the security created by this Deed has become enforceable in accordance with Clause 8.1 (Time for enforcement), the Security Agent shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit).  The Security Agent shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations in accordance with the provisions of the Finance Documents.

(b)            The security created by this Deed shall become immediately enforceable and the power of sale and other powers conferred by the Act and/or this Deed shall arise and may be immediately exercised after the security created by this Deed has become enforceable in accordance with Clause 8.1 (Time for enforcement).

(c)             The powers conferred by this Deed in relation to the Charged Portfolio or any part thereof on the Security Agent shall be in addition to and not in substitution for the powers conferred on mortgagees under the Act, which shall apply to the security created by this Deed except insofar as they are expressly or impliedly excluded.  Where there is any ambiguity or conflict between the powers contained in the Act and those conferred by this Deed as aforesaid or where the powers or protections in this Deed are more extensive or less restricted than those provided by the Act, then the terms of this Deed shall prevail to the extent permitted by law.

(d)            Section 21 of the Act shall not apply to this Deed.

(e)             A certificate in writing by an officer or agent of the Security Agent that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio.  No person dealing with the Security Agent shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Deed in relation to such property or any part thereof are or may be exercisable by the Security Agent or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers.

8.3         Chargee’s liability

Neither the Security Agent nor any Receiver will be liable to account as mortgagee or mortgagee in possession in respect of the Charged Portfolio or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection with the Charged Portfolio (other than the gross negligence, wilful default or breach of the terms of this Agreement by the Security Agent or any Receiver) for which a mortgagee or mortgagee in possession might as such be liable.

9.           RECEIVERS AND ADMINISTRATORS

9.1         Appointment and removal

At any time after having been requested to do so by the Chargor or after this Deed becomes enforceable in accordance with Clause 8 (Security Enforcement), the Security Agent may by deed or otherwise (acting through an authorised officer of the Security Agent), without prior notice to the Chargor:

(a)             appoint one or more persons to be a Receiver of the whole or any part of the Charged Portfolio;

(b)            appoint one or more Receivers of separate parts of the Charged Portfolio respectively;

(c)             remove (so far as it is lawfully able) any Receiver so appointed; and

(d)            appoint another person(s) as an additional or replacement Receiver(s).

9.2         Rights of Receivers

Any Receiver referred to in this Clause 9 (Appointment and Removal) may enjoy the benefit or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

9.3         Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 9.1 (Appointment and removal) will be:

(a)             entitled to act individually or together with any other person appointed or substituted as Receiver; and

(b)            for all purposes deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent.

9.4         Statutory powers of appointment

The powers of appointment of each Receiver shall be in addition to all statutory and other powers of appointment of the Security Agent under the Act (as extended by this Deed) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of any part of the Charged Property.

9.5         Powers of Receivers

Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Portfolio (and any assets of the Chargor which, when got in, would be Charged Portfolio) in respect of which he was appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

(a)             all the powers conferred by the Act on mortgagors and on mortgagees in possession and on receivers appointed under that Act;

(b)            all the powers of a receiver appointed under the Companies Act, Chapter 50 of Singapore;

(c)             all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and

(d)            the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which seem to such receiver to be incidental or conducive to:

(i)        any of the functions, powers, authorities or discretions conferred on or vested in him; or

(ii)       the exercise of the Collateral Rights (including realisation of all or any part of the Charged Portfolio); or

(iii)      bringing to his hands any assets of the Chargor forming part of, or which when got in would be, Charged Portfolio.

9.6         Valid discharge

The receipt of the Security Agent or any Receiver shall be a conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Portfolio or making any acquisition, the Security Agent or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

9.7         Protection of purchasers

No purchaser or other person dealing with the Security Agent or any Receiver shall be bound to inquire whether the right of the Security Agent or such Receiver to exercise any of its powers is properly constituted, has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Agent or such Receiver in such dealings, or as to the application of any money borrowed or raised.

9.8         Discretions

Any liberty or power which may be exercised or any determination which may be made under this Deed by the Security Agent or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

10.         CHARGOR’S OBLIGATIONS

The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

(a)             any winding-up, dissolution, judicial management, administration or re organisation of or other change in the Chargor or any other company, corporation, partnership or other person;

(b)            any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(c)             any time or other indulgence being granted to the Chargor or any other company, corporation, partnership or other person;

(d)            any amendment, variation, waiver or release of any of the Secured Obligations and any amendment, modification or variation of any of the Finance Documents;

(e)             any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(f)             any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder.

11.         EFFECTIVENESS OF COLLATERAL

11.1       Collateral Cumulative

The collateral constituted by this Deed and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Agent or any other Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law.  No prior security held by the Security Agent or any other Secured Party over the whole or any part of the Charged Portfolio shall merge into the collateral constituted by this Deed.

11.2       No Waiver

No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right, power or remedy of the Security Agent provided by this Deed or by law shall operate as a waiver, nor shall any single or partial exercise of that right, power or remedy prevent any further or other exercise of that or any other right, power or remedy of the Security Agent provided by this Deed or by law.

11.3       Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

11.4       No liability

None of the Security Agent, its nominee(s) or any receiver appointed pursuant to this Deed shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part or in breach of the terms of this Deed.

11.5       Continuing security

(a)             The Security from time to time constituted by this Deed is a continuing security and will remain in full force and effect as a continuing security until released or discharged by the Security Agent.

(b)            No part of the Security from time to time constituted by this Deed will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.

11.6       Immediate recourse

The Chargor waives any right it may have of first requiring the Security Agent or a Secured Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of this Deed to the contrary.

11.7       Avoidance of Payments

Notwithstanding Clause 3.3 (Release) if any amount paid or credited to the Security Agent is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Deed and the security constituted by this Deed shall continue and that amount shall not be considered to have been irrevocably paid.

11.8       No prejudice

The Security created by or pursuant to this Deed and the rights, powers and remedies of the Security Agent provided by or pursuant to this Deed or by law shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person by the Security Agent or any other Secured Party or by any variation of the terms upon which the Security Agent holds the Security or by any other thing which might otherwise prejudice the Security or any rights, powers and remedies of the Security Agent provided by or pursuant to this Deed or by law.

12.         COSTS AND LIABILITY

12.1       Liability

Save for the gross negligence, wilful default or breach of this Agreement, none of the Security Agent, its nominee(s) or any Receiver shall be liable by reason of:

(a)             taking any action permitted by this Deed; or

(b)            any neglect or default in connection with the Charged Portfolio; or

(c)             the taking possession or realisation of all or any part of the Charged Portfolio.

13.         CURRENCY INDEMNITY

13.1       Currency Indemnity

If any sum due from the Chargor under this Deed (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)             making or filing a claim or proof against that Obligor;

(b)            obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Security Agent from and against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

13.2       Waiver

The Chargor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable under the Finance Documents.

14.         APPLICATION OF PROCEEDS

14.1       Application of proceeds

All monies received, recovered or realised by the Security Agent under this Deed (including the proceeds of any conversion of currency) shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Conveyancing and Law of Property Act, Chapter 61 of Singapore) be applied

(notwithstanding any purported appropriation by the Chargor) in accordance with Clause 13 (Application of proceeds) of the Intercreditor Agreement.

14.2       Arrangements among Secured Parties

The Chargor acknowledges that the Secured Parties have made arrangements among themselves in relation to the distributions and applications of moneys received or recovered by the Security Agent or any Receiver or Delegate and agrees not to interfere or do anything contrary to such arrangements, and agrees that such distributions and applications shall be binding on the Chargor (notwithstanding any purported application by the Chargor).

15.         OTHER SECURITY INTERESTS

15.1       Redemption or transfer

In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking security in case of exercise by the Security Agent or any Receiver of any power of sale under this Deed the Security Agent may redeem such prior security or procure the transfer thereof to itself.

15.2       Accounts

The Security Agent may settle and pass the accounts of the prior security and any accounts so settled and passed will be conclusive and binding on the Chargor.

15.3       Costs of redemption or transfer

All principal monies, interest, costs, charges and expenses of and incidental to any redemption or transfer will be paid by the Chargor to the Security Agent on demand together with accrued interest thereon as well as before judgment at the rate from time to time applicable to unpaid sums specified in the Senior Secured Facility Agreement(1) from the time or respective times of the same having been paid or incurred until payment thereof (after as well as before judgment).

15.4       Subsequent Interests

If the Security Agent at any time receives notice of any subsequent Security or other interest affecting all or any part of the Charged Portfolio, all payments made by the Chargor to the Security Agent or any of the Secured Parties after that time shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Agent received notice.

16.         SUSPENSE ACCOUNTS

16.1       Suspense Accounts

All monies received, recovered or realised by the Security Agent under this Deed (including the proceeds of any conversion of currency), save where the amount is sufficient to discharge the Secured Obligations in full, may in the discretion of the

Security Agent be credited to any interest bearing suspense or impersonal account maintained with the Security Agent or any bank, building society or financial institution as it considers appropriate and may be held in such account for so long as the Security Agent may think fit pending their application from time to time (as the Security Agent is entitled to do in its discretion) in or towards the discharge of any of the Secured Obligations and save as provided herein no party will be entitled to withdraw any amount at any time standing to the credit of any suspense or impersonal account referred to above.

17.         NOTICES

17.1       Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax, letter or electronic mail.

17.2       Addresses and electronic communication

(a)             The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address or fax number or department or officer as one Party may notify the other Party by not less than five Business Days’ notice.

(b)            Any communication to be made between the Parties under or in connection with this Deed may be made by electronic mail or other electronic means and the Parties:

(i)       agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)      shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)     shall notify each other of any change to their electronic mail address or any other such information supplied by them.

17.3       Delivery

(a)             Any communication or document made or delivered by one Party to another under or in connection with this Deed will only be effective:

(i)       if by way of fax, when received in legible form;

(ii)      if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)     if by way of electronic communication, only when actually received in readable form,

and, if a particular department or officer is specified as part of its address details provided under Clause 17.2 (Addresses and electronic communication), if addressed to that department or officer.

(b)            Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

17.4       English language

(a)             Any notice given under or in connection with this Deed must be in English.

(b)            All other documents provided under or in connection with this Deed must be:

(i)       in English; or

(ii)      if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18.         ASSIGNMENT

18.1       Permitted Successors

This Deed shall be binding upon and shall inure to the benefit of each party and its direct or subsequent legal successors, permitted transferees and assigns.

18.2       Security Agent Successors

This Deed shall remain in effect despite any amalgamation or merger (however effected) relating to the Security Agent; and references to the Security Agent shall include any assignee or successor in title of the Security Agent and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Agent under this Deed or to which, under such laws, those rights and obligations have been transferred.

18.3       Disclosure

Without prejudice to any Secured Party’s right to disclose information whether under common law or the Banking Act, Cap. 19 of Singapore (“Banking Act”), the Security Agent shall be entitled to disclose such information concerning the Chargor or any other person and this Deed as the Security Agent considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

This Clause 18.3 is not, and shall not be deemed to constitute, an express or implied covenant by any Secured Party with any Obligor for a higher degree of confidentiality that prescribed in Section 47 of the Banking Act and in the Third Schedule of the Banking Act.

19.        WAIVERS AND COUNTERPARTS

19.1      Waivers

No waiver by the Security Agent of any of its rights under this Deed shall be effective unless given in writing.

19.2      Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

20.        LAW

This Deed is governed by Singapore law.

21.        ENFORCEMENT

21.1      Jurisdiction of Singapore Courts

(a)             The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)            The parties agree that the courts of Singapore are the most appropriate and convenient courts to settle disputes and accordingly no party will argue to the contrary.

(c)             This Clause 21 is for the benefit of the Security Agent only.  As a result and notwithstanding Clause 21.1(a), it does not prevent the Security Agent from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

THE SCHEDULE

Beneficial Owner	Shares (shares of S$1 each in the issued capital of the Company)	Registered Holder

Oriental Prospect Pte. Ltd.	1	Oriental Prospect Pte. Ltd.

THIS DEED has been signed on behalf of the Security Agent and executed as a deed by the Chargor and is delivered by it on the date specified above.

The Chargor

EXECUTED as a DEED

SIGNED, SEALED AND	)
DELIVERED BY	)

/s/ ZHANG ZHANKUI	)
)
As attorney(s) for and on behalf of	)
ORIENTAL PROSPECT PTE. LTD.	)
in the presence of:

/s/ WANG LIANG
Witness’s Signature

The Security Agent

SIGNED BY

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax No.:

Email:

Attention:

February 3, 2008